EXHIBIT 10.1

Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

Bilateral Agreement

between

Mexedia S.p.A. SB.

and

Nixxy, Inc. dba. Auralink AI, Inc.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

On this 24th day of February, 2025, this agreement is signed between:

Mexedia SpA SB in the person of the legal representative, company incorporated under Italian law, with headquarters in Rome (RM) via di Affogalasino 105 Italia Vat Number 15997541006 (hereinafter "Mexedia");

And

Nixxy, Inc. dba Auralink AI, Inc  with headquarters in  123 Farmington Ave, Suite 252, Bristol, CT 06010 (hereinafter the “Company”);

Mexedia SpA SB and the COMPANY may be referred to individually as a “Party” and collectively as the “Parties”.

Whereases

•	That both Parties are operators of telecommunications services and wish to mutually use their telecommunications networks to transmit SMS messages to their recipient customers, in accordance with the terms and conditions set out in this Agreement;

•

That the Parties intend to sign this Agreement accompanied by the Attachments listed below so that they, considered binding parts of the Agreement, can be individually modified by mutual agreement of the Parties, without this necessarily leading to modification of the Agreement itself:

•	Annex 1: Rates

•	Annex 2: Company charges

•	Attachment 3: Billing Terms

•	Attachment 4: Bank details

•	Attachment 5: Contacts

•	Annex 6: Information relating to Data Protection

1.Services

1.1 The Parties agree to provide upto $10,000,000 USD (Ten Million) in services ("The Services") whereby the COMPANY can send SMS messages via Mexedia SpA SB to recipient customers of the agreed mobile networks ("The Networks") specified in Appendix 1 of this document. These destinations may be changed from time to time. Mexedia SpA SB may send SMS messages via the COMPANY to customers receiving the agreed mobile networks specified in Appendix 2 of this document. These destinations may be changed from time to time.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

1.2 The Parties undertake to make every reasonable effort to ensure that they and their customers do not use the services for improper or illegal purposes, nor allow others to do so.

1.3 The Parties provide services to the other Party under this agreement on a non-exclusive basis.

1.4 The main contacts are listed in Appendix 5.

2. Expenses

2.1 The Parties agree to pay the agreed rates for all SMS and Queries sent via the other Party, as set out in Attachments 1 and 2.

2.2 Fees will be calculated based on the data of the Party issuing the invoice ("Invoicing Party") as registered on its platform. In the event that the Party receiving the invoice raises no objections regarding such registrations within 15 days of receipt, the registrations are considered accepted.

2.3 In the event of a dispute over the amount of Charges to be paid, all undisputed amounts will be paid by the due date and the debtor Party may initiate the dispute resolution process set out in Clause 10.

2.4 The agreed rates and currency set out in Schedules 1 and 2 are subject to change at any time upon written notice given by either party or other notice agreed to by the parties from time to time. The billing period is based on GMT +0.

2.3 If VAT is applicable, it will be added to invoices at the corresponding rate.

2.4 The payment terms that the Parties must respect for the services offered are indicated in Annex 3.

In the event that the payment terms of this Agreement are "pre-pay":

2.4.1 In the event that the balance of the sending party, combined with all the services offered, becomes negative, access to the recipient's platform will be temporarily suspended until payments of an amount sufficient to return the balance to positive have been received .

In the event that the payment terms of this Agreement are "post-pay":

2.4.2 The Parties will regularly issue their invoices for the traffic handled in the previous period, as set out in Annex 3. Invoices will be sent via email according to Appendix 5. The Parties will pay the charges, by bank transfer to the bank account designated by the creditor party defined in Appendix 4, within the payment terms defined in Appendix 3. The paying party you will be responsible for all charges. The paying party will be responsible for all bank charges.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

2.4.3 The Invoicing Party shall have the right to charge the Debtor Party interest at the rate of 0.5% per month on any past due and undisputed amount, calculated 45 days from the date of the invoice until the date of actual payment.

3. Limitation of Liability

3.1 Except as otherwise required by law or as expressly set out in this Agreement, neither Party will be liable to the other Party and/or the other Party's Customers for any direct or indirect loss or damage due to failure, degradation or interruption of service in your network or in any other network or connection involved in providing the Services under this Agreement.

3.2 Neither party will be liable to the other under this Agreement, whether in contract or otherwise, for any consequential, indirect or special damages, including, without limitation, loss of revenue, business, contracts, anticipated savings, profits, data or goodwill.

4. Force majeure

Except for the obligation to make payments under this Agreement for traffic sent, neither Party will be liable for any failure to perform its obligations under the Agreement due to events beyond its control or causes beyond beyond the control of its subcontractors.

5. Duration of the contract

5.1 This Agreement will come into force upon its signature. Its duration is established in point 5.2 below, unless terminated by one of the Parties pursuant to the provisions of point 5.3 below or as otherwise agreed in writing by both Parties.

5.2 This Agreement lasts for years ( ) from the date of signing, tacitly renewable unless otherwise communicated in writing to the other Party at least one (1) month before the annual expiry.

Termination of this Agreement does not relieve either Party of any prior liability for breach of this Agreement.

6. Confidentiality

All data contained in and linked to this Agreement shall be considered commercially sensitive. They are exchanged in good faith and must under no circumstances be disclosed to third parties except with the prior written consent of the other Party or as required by law.

However, the following disclosures will not constitute a breach of this Clause 6:

(i) a disclosure made to a financial institution, a lender or a financial advisor if such disclosure is required as part of an agreement for financing or refinancing of that Party.

(ii) a disclosure made pursuant to a valid order of a court or government agency, provided that such disclosure is made only to the extent required by such order.

This obligation remains for a period of three years after termination of the Agreement.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

7. Waiver

Failure by either Party to exercise a right arising from compliance with any clause of this agreement on any occasion does not constitute a waiver of the exercise of the right nor will it deprive that Party of the right to insist on strict compliance with such clause or any other provision of this Agreement at any other time.

8. Amendments

No amendment, change, revision or cancellation of this Agreement, in whole or in part, will have force or effect unless set forth in writing and signed by a duly authorized representative of each Party.

Price change notices sent via email do not require a signature or other form of confirmation to take effect.

9. Term and assignment

1. This Agreement will be binding on both Parties and their respective successors and/or assigns. Neither Party may assign or pledge to any third party, in whole or in part, its rights and/or obligations under this Agreement, except with the prior written consent of the other Party. Such consent will not be unreasonably withheld.

2. The limitations on assignment and/or pledging referred to in the previous paragraph do not apply to affiliated companies. As used in this Agreement, affiliate means a separate legal entity that controls (directly or indirectly), or is controlled by, or is under the same common control as the respective Party.

3. In the case referred to in paragraph 2, the transferring party will remain responsible for its financial obligations towards the other party existing on the effective date of the transfer.

10. Disputes following allegations of fraud

i) Both Parties will collaborate in order to prevent and eliminate any type of violation of the law and/or illicit conduct relating to the jurisdiction of the place where the Services are performed and detectable or contestable by the competent authorities in the place where the service is performed (generically referred to hereinafter as '"Fraudulent Activity"). If a Party suspects any type of fraudulent or abusive activity or civil or regulatory offense (therefore any violation of the law or regulation in force in the place where the service is performed), the Parties will collaborate and use all appropriate means to identify, eliminate and prevent the Fraudulent Activity or abuse in question.

ii) Each Party has the right to raise a dispute and at the same time to suspend the economic performance underlying the subject of the dispute (the "Disputed Party") on the basis of an official report of "Fraudulent Activity" received from the Operator or Operators of sending.

In this case, the procedure and terms and conditions set out in the following articles will apply.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

11 Procedure

i) the contesting Party will send a notice, containing all the elements referred to in the following article 4 (the "Notice"), to the other Party (the "Receiving Party") as soon as possible and, in any case, no later than 30 (thirty) days from receipt of the invoice relating to the Services affected by the Fraudulent Activity (the "Notice Deadline").

ii) The Receiving Party - within 30 (thirty) days of receipt of the Notice (the "Initial Deadline") - must provide a clear response to the Notice illustrating the reasons on the basis of which it believes that the Fraudulent Activity contested by the Disputing Party did not occur.

iii) In the event that the receiving Party does not respond to the Notice within the aforementioned period of 30 (thirty) days from the initial deadline, the dispute regarding the Fraudulent Activity will be considered definitively closed in favor of the contesting Party.

iv) In the event that the receiving Party responds to the Notice within 30 (thirty) days following the Initial Deadline, the Parties will work in good faith to resolve the dispute.

v) Unless otherwise agreed in writing between the Parties, if the dispute relating to the Fraudulent Activity is not resolved amicably within 60 (sixty) days of the Initial Term, each Party   be entitled to take legal action against the other in accordance with the law of election and before the jurisdiction referred to in the art.

vi) The Notice must contain: i) the period in which the Fraudulent Activity occurred; ii) the traffic volumes involving Fraudulent Activity and in relation to which payment is withheld;

iii) the amount of money to be paid and which is the subject of dispute; iv) the cards relating to contested traffic (CDR); (v) the official report from the Judicial Authority proving the presence of the Fraudulent Activity. It is understood that, in the event that the same is not sent or is sent incompletely to the receiving Party within the "Notice Deadline", the contesting Party will be obliged to pay the total invoiced amount.

vi) In the event that, at the end of the procedure referred to in the previous article 3: (i) the Receiving Party does not respond to the Notice within 30 (thirty) days following the Initial Deadline; (ii) the Parties amicably agree that the Services - in part or in whole - involve Fraudulent Activity, the Receiving Party recalculates the traffic and issues a separate credit note which eliminates any cost borne by the Disputing Party, in relation to the Services involving a Fraudulent Activity.

vii) In the event that the recalculation referred to in Article 5 above has been carried out, but the contesting Party receives payment from the sending operator or operators, the contesting Party is required to inform the receiving Party in writing as soon as possible. The receiving Party will issue a separate invoice for the corresponding amount of money received from the sending operators.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

viii) Notwithstanding the foregoing, the receiving Party will make reasonable efforts to obtain a credit note from its suppliers in order to reimburse the contesting Party for traffic resulting in trafficking of Fraudulent Activity; to this end, the contesting Party will provide the receiving Party:

(a) all necessary information to demonstrate that the traffic sent by operators involves Fraudulent Activity (including, but not limited to, a CDR analysis, a detailed description of the Fraudulent Activity based on the CDR analysis and a copy of the complaint registered by the Disputing Party with the local authorities written in English or translated into certified English);

(b) an official statement issued by a duly authorized representative of the Aggrieved Party stating that the Aggrieved Party has not been paid or has suffered a loss as a result of trafficking involving Fraudulent Activity.

ix) The receiving Party is not responsible for the failure to obtain a credit note for the contesting Party from one of its suppliers.

12. Applicable law and competent court

12.1 This Agreement will be governed by, interpreted and applied in accordance with Italian laws.

12.2 Any dispute arising out of or in connection with this Agreement shall be resolved amicably by the Parties as set out in Clause 10, but in the absence of results from such efforts, shall be finally resolved by arbitration in accordance with the International Arbitration Rules of Italy. The venue of the proceedings will be Rome, Italy, and the proceedings will be conducted in the English language. The award will be final and binding on the Parties.

13 Unsolicited traffic

13.1 The sending Party undertakes not to use any service for illegal, immoral or improper purposes or in any way that contravenes applicable laws and codes, the regulatory requirements of the appropriate jurisdiction or the requirements of the Mobile Operator, as they exist and as change over time, and undertakes not to allow third parties to do so.

13.2 The sending Party will under no circumstances send unsolicited traffic to the receiving Party's platform. The sending Party must always ensure that all agreements with its customers contain clauses prohibiting the sending of unsolicited traffic. The sending Party will perform all actions that prevent unsolicited traffic from reaching the receiving Party's platform

13.3 In the event that the Sending Party or any of its customers or the customer's customers otherwise sends unsolicited traffic to the Receiving Party's platform, the following actions will be taken:

(i) the party that detects the sending of unsolicited traffic must immediately contact the other party informing it of the sending of unsolicited traffic,

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

(ii) the Parties immediately undertake to cooperate in good faith and exchange information (including date and time, content, destination number and originator) in order to determine the source of the unwanted traffic as soon as possible after the episode,

(iii) The sending party must immediately terminate the connection with its customer that originated the unsolicited traffic and must ensure that such customer is no longer connected to the receiving party's platform.

13.4 If you breach any provision of this section, the Receiving Party may immediately temporarily suspend, suspend or terminate this Agreement, in its sole discretion, without prejudice to any damages that the Receiving Party may be entitled to claim.

14. Notices

All communications provided for by this Agreement that one of the Parties must send to the other Party unless otherwise specifically agreed, must be forwarded by email or certified email (depending on the legal value of the communications) to the addresses indicated in the Appendix 5.

15 Miscellaneous

15.1 Neither this Agreement nor the provision of a Service creates a joint venture, partnership or agency between the Parties.

15.2 This Agreement does not grant you any rights to use the name, service marks, trademarks, copyrights and patents of either Party, except as expressly provided herein. Neither party will take any action that would undermine the other party's registered copyrights or service marks.

15.3 This Agreement, together with the Attachments, represents the entire agreement of the Parties regarding the subject matter thereof and supersedes all other agreements (written or oral) between the Parties.

15.4 If any provision of this Agreement is invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the Agreement, which shall instead be construed as if it did not contain the invalid or unenforceable provision. However, if such a provision is an essential element of this Agreement, the Parties will promptly attempt to negotiate a replacement provision.

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Mexedia S.p.A. S.B.

Via di Affogalasino, 105 - 00148

Rome RM, Italy

T: +39 (06) 94502581

mexedia.com

Read Confirmed and signed

/s/ Paolo Bona
Signed on behalf of Mexedia SpA SB

/s/ Miles Jennings
Signed on behalf of Nixxy, Inc dba. Auralink AI, Inc.

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